CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Integrated Brand Solutions Inc. (the "Company") on Form 10-QSB for the six months ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Johnny Michel; the President, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14, 2003

Johnny Michel

/s/ Johnny Michel
President, Treasurer, Chief Executive Officer
and Chief Financial Officer